UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2009

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-25844	95-4249240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA  91355
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (661) 257-6060

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On June 22, 2009, Taitron Components Incorporated (“the Company”) dismissed Haskell & White LLP (“H&W”) as its independent registered public accounting firm.  The Audit Committee of the Board of Directors of the Company approved the decision to dismiss H&W.  The dismissal of H&W followed the decision of the Company to seek competitive proposals from independent auditing firms to audit the financial statements of the Company.

H&W’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the two most recent fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent period through the date of this report, there were: (i) no disagreements between the Company and H&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of H&W, would have caused them to make reference to the subject matter of the disagreement in connection with their reports, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided H&W with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”).  The Company requested that H&W furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of H&W’s letter is attached as Exhibit 16.1 hereto.

(b) Engagement of new independent registered public accounting firm

On June 22, 2009 the Company engaged Anton & Chia, LLP as its independent registered public accounting firm. During the Company's two most recent fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through the date of this report, the Company did not consult with Anton & Chia, LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibit

16.1  -  Letter from Haskell & White LLP to the SEC, dated June 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Dated: June 26, 2009	By:	/s/ David Vanderhorst
David Vanderhorst
Chief Financial Officer